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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 8, 2004

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                           METRETEK TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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           DELAWARE                     0-19793                 84-11698358
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)      (I.R.S EMPLOYER
      OF INCORPORATION)                                      IDENTIFICATION NO.)

        303 EAST 17th  AVENUE, SUITE 660, DENVER, COLORADO        80203
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (303) 785-8080

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL CONTRACT.

      The information applicable to this Item 1.01 is set forth in Item 2.03 below and is hereby incorporated in this Item 1.01 by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

      On December 8, 2004, Metretek Technologies, Inc., a Delaware corporation (the "Company"), amended its credit facility (the "Credit Facility") with Wells Fargo Business Credit, Inc., a Minnesota corporation (the "Lender"), to increase its maximum line for borrowing in the aggregate to $3,260,000 from $3,000,000 and to address certain financial covenants. The Credit Facility consists of separate credit agreements between the Lender and each of Metretek, Incorporated ("Metretek Florida"), Southern Flow Companies, Inc. ("Southern Flow"), and PowerSecure, Inc. ("PowerSecure"), wholly-owned subsidiaries of the Company, and the amendment to the Credit Facility was effected by amendments to each of those credit agreements.

      Metretek Florida entered into a Sixth Amendment to Credit and Security Agreement and Waiver of Defaults (the "Metretek Florida Credit Amendment") with the Lender amending the terms of the Credit and Security Agreement, dated as of September 6, 2002 and as thereafter amended, between Metretek Florida and the Lender (the "Metretek Florida Credit Facility"). The Metretek Florida Credit Facility was amended to increase the maximum line of borrowing thereunder to $3,260,000 from $3,000,000, to establish less restrictive financial covenants for December 31, 2004 and to set financial covenants for 2005. In addition, the Metretek Florida Credit Amendment eliminated the ability of Metretek Florida to make any advances to any corporate guarantor of the Metretek Florida Credit Facility and limited its ability to make repayments to corporate guarantors on existing advances.

      Southern Flow entered into a Sixth Amendment to Credit and Security Agreement (the "Southern Flow Credit Amendment") with the Lender amending the terms of the Credit and Security Agreement, dated as of September 24, 2001 and as thereafter amended, between Southern Flow and the Lender (the "Southern Flow Credit Facility"), increasing the maximum line of borrowing thereunder to $3,260,000 from $3,000,000. In addition, PowerSecure entered into a First Amendment to Credit and Security Agreement (the "PowerSecure Credit Amendment") with the Lender amending the terms of the Credit and Security Agreement, dated as of September 24, 2003, between PowerSecure and the Lender (the "PowerSecure Credit Facility"), increasing the maximum line of borrowing thereunder to $3,260,000 from $3,000,000.

      Each of Metretek Florida, Southern Flow and PowerSecure issued an Amended and Restated Revolving Note to the Lender in the amount of up to $3,260,000, although the aggregate borrowing capacity under all credit agreements in the Credit Facility is $3,260,000.

      The obligations of each of Metretek Florida, Southern Flow and PowerSecure under their respective Credit Facilities have been previously guaranteed by the Company along with PowerSecure, Southern Flow, Metretek Florida and Metretek Contract Manufacturing Company, Inc., a wholly-owned subsidiary of Metretek Florida (collectively, the "Guarantors"). These guarantees have been secured by a guaranty agreement ("Guaranty") and a security agreement ("Security Agreement") entered into by each of the Guarantors, along with a subordination agreement (the "Subordination Agreement") entered into by the Company. The Security Agreements grant to the Lender a first priority security interest in virtually all of the assets of each of the Guarantors. Each Credit Facility is further secured by a first priority security interest in virtually all of the assets of each Guarantor.

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      In connection with an earlier amendment to the Metretek Florida Credit
Facility, the Company had purchased a $1,000,000 certificate of deposit (the "Restricted Cash Investment"), in which the Lender had been granted a security interest. The Restricted Cash Investment matured on December 4, 2004, at which time it was applied to the Metretek Florida Credit Facility to reduce the outstanding balance thereof.

      As of December 10, 2004, the Company had an aggregate borrowing base of approximately $3,260,000 under the Credit Agreement, of which $2,181,000 had been borrowed as of such date, leaving $1,079,000 available to borrow. The Company expects to continue to utilize at least $2,000,000 of available borrowings under the Credit Facility in the foreseeable future, and such borrowings may approach the maximum line of the Credit Facility as cash requirements necessitate.

      The foregoing description of the amendments to the Credit Facility is qualified in its entirety by reference to the text of the amendments, which are attached as exhibits hereto and incorporated herein by this reference.


ITEM 3.03. MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

      (b) On December 9, 2004, the Company redeemed all of the outstanding shares of its Series B Preferred Stock, par value $0.01 per share ("Series B Preferred Stock"), pursuant to the mandatory redemption requirements set forth in the Second Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"). An aggregate of 4,250 shares of Series B Preferred Stock, which were issued in December 1999 and February 2000 to private investors, were redeemed at an aggregate redemption price of approximately $6.2 million, which included accrued and unpaid dividends through the date of redemption. The shares of Series B Preferred Stock were not listed or traded on any stock exchange or stock market. The redemption of the Series B Preferred Stock is being effected through cash payouts by the Company of the redemption price upon receipt of Stock Certificates and other related documentation from the holders thereof.

      As a result of the redemption, the rights of the holders of shares of Series B Preferred Stock to receive dividends at an annual rate of 8% of the liquidation preference of such shares (which liquidation preference was $80.00 per share plus accrued and unpaid dividends) and to elect one director to the Company's Board of Directors, among other rights, together with certain restrictive covenants contained in the terms of the Series B Preferred Stock as set forth in the Company's Certificate of Incorporation, including restrictions on certain corporate transactions such as mergers, sales, indebtedness and the issuance or redemption of equity securities by the Company without the consent of the holders of the Series B Preferred Stock, have terminated.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (c) EXHIBITS

            10.1 Sixth Amendment to Credit and Security Agreement and Waiver of Defaults, dated as of December 8, 2004, by and between Wells Fargo Business Credit, Inc. and Metretek, Incorporated

            10.2 Sixth Amendment to Credit and Security Agreement, dated as of December 8, 2004, by and between Wells Fargo Business Credit, Inc. and Southern Flow Companies, Inc.

            10.3 First Amendment to Credit and Security Agreement, dated as of December 8, 2004, by and between Wells Fargo Business Credit, Inc. and PowerSecure, Inc.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       METRETEK TECHNOLOGIES, INC.

                                       By: /s/ W. Phillip Marcum
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                                           W. Phillip Marcum
                                           President and Chief Executive Officer

Dated: December 13, 2004

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